                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C.  20549


                                    FORM 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934


                      INTEGRATED ELECTRICAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)



               DELAWARE                                                       76-0542208
(State of incorporation or organization)                        (I.R.S. Employer Identification No.)


         2301 PRESTON
         HOUSTON, TEXAS                                                       77003
(address of principal executive offices)                                      (Zip Code)


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

TITLE OF EACH CLASS                                         NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED:                                        EACH CLASS IS TO BE REGISTERED:

Common Stock, par value $.01                                New York Stock Exchange
per share

If this Form relates to the registration of a class    If this Form relates to the registration of a class
of securities pursuant to Section 12(b) of the         of securities pursuant to Section 12(g) of the
Exchange Act and is effective pursuant to General      Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box. [x]        Instruction A.(d), check the following box.  [ ]

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

None.

ITEM 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

              A description of the common stock, par value $.01 per share of Integrated Electrical Services, Inc. (the "Registrant") to be registered hereunder is set forth under the caption "Description of Capital Stock" in the prospectus included in the Registrant's Registration Statement on Form S-1 (No. 333-38715), as filed with the Securities and Exchange Commission on October 24, 1997, and as subsequently amended, under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

ITEM 2.       EXHIBITS

       The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

              1. Amended and Restated Certificate of Incorporation of the Registrant.

              2.     Bylaws of the Registrant, as amended.

              3.     Form of certificate evidencing common stock.

                                   SIGNATURE

              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:   January 14, 1998

                                   INTEGRATED ELECTRICAL SERVICES, INC.


                                   BY:




                                          By:    /s/ JIM P. WISE
                                             -----------------------------------
                                          Name:    Jim P. Wise
                                          Title:   Senior Vice President
                                                   and Chief Financial Officer

                                 EXHIBIT INDEX



                                                                           LOCATION OF EXHIBIT
 EXHIBIT                                                                   IN SEQUENTIAL NUMBERING
 NUMBER                                                                    SYSTEM
 ------                                                                    ------
 *1            Amended and Restated Certificate of Incorporation of the
               Registrant.

 *2            Bylaws of the Registrant, as amended.
 *3            Form of certificate evidencing common stock.




_____________________________
* Incorporated by referenced from the Registrant's Registration Statement on Form S-1 (No. 333-38715) pursuant to Rule 12b-32.